As filed with the Securities and Exchange Commission on October 22, 2009
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1200960

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 International Drive Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip code)

LEGG MASON, INC. 1996 EQUITY INCENTIVE PLAN

(Full title of the plan)

THOMAS P. LEMKE, ESQ.
Senior Vice President and General Counsel
Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202

(Name and address of agent for service)

(410) 539-0000

(Telephone number, including area code, of agent for service)
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock ($.10 Par Value)	6,000,000 shs.	$32.35	$194,100,000.00	$10,830.78

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457. The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on October 20, 2009.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 6,000,000 shares of common stock, $.10 par value, of Legg Mason, Inc. (the "Registrant") issuable pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (the "Plan").

This Registration Statement hereby incorporates by reference the contents of the Registrant's previously filed Registration Statements on Form S-8 (Registration Nos.: 333-08721, 333-86869, 333-118761 and 333-146646).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(c) The Registrant's Current Reports on Form 8-K dated April 1, 2009, June 10, 2009, July 15, 2009, August 3, 2009 and August 5, 2009.

(d) The description of the Registrant's common stock, $.10 par value, contained in Amendment No. 6 to the Registrant's Application for Registration on Form 8-A, filed September 29, 2006.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of the Registrant's common stock registered hereby has been passed upon for the Registrant by Thomas C. Merchant, Esq., the Registrant's Vice President and Deputy General Counsel. Mr. Merchant beneficially owns, or has rights to acquire under an employee benefit plan of the Registrant, an aggregate of less than one percent of the common stock of the Registrant.

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Item 6.	Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law ("Section 2-418") establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

The Registrant's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $150,000,000.

The foregoing summaries are subject to the complete text of the statute, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 8.	Exhibits.

Exhibit Number	Description of Document

4.1	Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the definitive proxy statement for the Registrant's 2009 Annual Meeting of Stockholders).

4.2	Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.3	By-laws of the Registrant, as amended and restated January 23, 2007 (incorporated by reference to the Registrant's Current Report on Form 8-K for the event on January 23, 2007).

5	Opinion of Thomas C. Merchant, Esq., Vice President, Secretary and Deputy General Counsel of the Registrant, filed herewith.

23(a)	Consent of Independent Registered Public Accounting Firm, filed herewith.

23(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).

24	Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 22nd day of October 2009.

LEGG MASON, INC.

	By:	/s/ Thomas P. Lemke

Thomas P. Lemke Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark R. Fetting, Joseph A. Sullivan and Thomas P. Lemke, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Fetting	Chairman of the Board, President	October 22, 2009

Mark R. Fetting	and Chief Executive Officer (Principal Executive Officer)

/s/ Charles J. Daley, Jr.	Chief Financial Officer, Executive	October 22, 2009

Charles J. Daley, Jr.	Vice President and Treasurer

[SIGNATURES CONTINUED]

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/s/ Harold L. Adams	Director	October 22, 2009

Harold L. Adams

/s/ Robert E. Angelica	Director	October 22, 2009

Robert E. Angelica

/s/ Dennis R. Beresford	Director	October 22, 2009

Dennis R. Beresford

/s/ Barry W. Huff	Director	October 22, 2009

Barry W. Huff

/s/ John E. Koerner III	Director	October 22, 2009

John E. Koerner III

/s/ Cheryl Gordon Krongard	Director	October 22, 2009

Cheryl Gordon Krongard

/s/ Scott C. Nuttall	Director	October 22, 2009

Scott C. Nuttall

/s/ W. Allen Reed	Director	October 22, 2009

W. Allen Reed

/s/ Margaret Milner Richardson	Director	October 22, 2009

Margaret Milner Richardson

/s/ Nicholas J. St. George	Director	October 22, 2009

Nicholas J. St. George

/s/ Roger W. Schipke	Director	October 22, 2009

Roger W. Schipke

/s/ Kurt L. Schmoke	Director	October 22, 2009

Kurt L. Schmoke

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the definitive proxy statement for the Registrant's 2009 Annual Meeting of Stockholders).

4.2	Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.3	By-laws of the Registrant, as amended and restated January 23, 2007 (incorporated by reference to the Registrant's Current Report on Form 8-K for the event on January 23, 2007).

5	Opinion of Thomas C. Merchant, Esq., Vice President, Secretary and Deputy General Counsel of the Registrant, filed herewith.

23(a)	Consent of Independent Registered Public Accounting Firm, filed herewith.

23(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).

24	Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

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